Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 15, 2017 for Gaming and Leisure Properties, Inc.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/glpi. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2017 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's annual meeting, please make this request on or before June 5, 2017.

For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/glpi

Proxy Materials Available to View or Receive:
1. Notice and Proxy Statement 2. Annual Report

Printed materials may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/glpi	(866) 648-8133	paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO. SHARES

Gaming and Leisure Properties, Inc. Notice of Annual Meeting

Date: Thursday, June 15, 2017
Time: 10:00 a.m. (Eastern Time)
Place: At the offices of Ballard Spahr LLP
1735 Market Street, 48th Floor
Philadelphia, PA 19103

The purpose of the Annual Meeting is to take action on the following proposals:

The Board of Directors recommends that you vote "FOR" the following:

1. Election of Directors

Nominees 01 Joseph W. Marshall, III 03 Earl C. Shanks
02 E. Scott Urdang 04 James B. Perry

The Board of Directors recommends that you vote "FOR" Proposals 2 and 3 and "1 YEAR" on Proposal 4:

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.
3. To approve, on a non-binding advisory basis, the Company's executive compensation.
4. To approve, on a non-binding advisory basis, the frequency of future advisory votes to approve executive compensation.

The Board of Directors recommends a vote "AGAINST" Proposal 5:

5. To consider a shareholder proposal regarding majority voting in uncontested director elections, if properly presented at the Annual Meeting.

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.